               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ZiaSun Technologies, Inc.
Solana Beach, California


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 9, 2001, except for Notes 3 and 10, which are as of April 13 , relating to the financial statements of ZiaSun Technologies, Inc., which is contained in that Prospectus. We also consent to the reference to us under the captions "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP

Los Angeles, California
July 12, 2001